Exhibit 10.3

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of February    , 2006 by and between Oracle Healthcare Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, No. 333-128748, as amended from time to time (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission (“Effective Date”); and

WHEREAS, CRT Capital Group LLC (the “Representative”) is acting as the representative of the underwriters in the IPO; and

WHEREAS, as described in the Company’s Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, upon consummation of the IPO, $113,500,000 will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $.0001 per share, issued in the IPO as hereinafter provided and in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes.  A copy of the Colorado Statute is attached hereto and made a part hereof (the amount to be delivered to the Trustee will be referred to herein as the “Property”, the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”);

WHEREAS, pursuant to the Underwriting Agreement, dated as of February     , 2006, between the Company and the Representative, a portion of the Property equal to $2,400,000 is attributable to deferred underwriting commissions that will become payable by the Company to the underwriters upon the consummation of a Business Combination (as defined in the Registration Statement) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

IT IS AGREED:

1.                                       Agreements and Covenants of Trustee.  The Trustee hereby agrees and covenants to:

(a)                                  Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including the terms of Section 11-51-302(6) of the Colorado Statute, in a segregated trust account (“Trust Account”) established by the Trustee at Lehman Brothers Inc.;

(b)                                 Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)                                  In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in (i) any “Government Security,” which shall mean any Treasury Bill issued by the United States government, having a maturity of one hundred and eighty days or less; or (ii) any open ended investment company selected by the Company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest (AAA) credit rating issued by a United States nationally recognized rating agency such as Standard & Poor’s Corporation or Moody’s Investor Services, as determined by the Company;

(d)                                 Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)                                  Notify the Company and the Representative of all communications received by it with respect to any Property requiring action by the Company;

(f)                                    Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(g)                                 Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)                                 Render to the Company and to the Representative, and to such other person as the Company may instruct, in writing, monthly statements of the activities of and amounts in the Trust Account reflecting all receipts in writing and disbursements of the Trust Account;

(i)                                     If there is any income tax obligation relating to the income of the Property in the Trust Account, then, only at the written instruction of the Company, the Trustee shall make available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the taxing authority (and not through the Company) by electronic funds transfer, account debit or other method of payment; provided, however, that if a taxing authority will not accept payment in such manner, then any payment which would have been made directly to the taxing authority may be made to the Company, and the Company shall forward such payment to the taxing authority; and

(j)                                     Commence liquidation of the Trust Account only after receipt of and only in accordance with the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President or Chairman of the Board and affirmed by its entire Board of Directors, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by         , 2007 (or the date that is the six month anniversary of such date, in the event that (i) a letter of intent, agreement in principle or definitive agreement has been executed prior to such date in connection with a Business Combination (as defined in the Termination Letter attached hereto as Exhibit A) that has not been consummated by            , 2007 and (ii) the Company has complied with

Section 2(e) hereof prior to such date), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B to the stockholders of record on the record date; provided, further, that the record date shall be within ten (10) days of           , 2007 (or the date that is the six month anniversary of such date, in the event that (i) a letter of intent, agreement in principle or definitive agreement has been executed prior to such date in connection with a Business Combination that has not been consummated by             , 2007 and (ii) the Company has complied with Section 2(e) hereof prior to such date), or as soon thereafter as is practicable.  In all cases, the Trustee shall provide CRT with a copy of any Termination Letter and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives the same.

(k)                                  The distribution, if any, of the Deferred Discount to the underwriters upon the liquidation of the Trust Account as provided herein shall be made from the Trust Account through the Trustee (and not through the Company) in accordance with a written instruction of the Representative.

2.                                       Agreements and Covenants of the Company.  The Company hereby agrees and covenants to:

(a)                                  Give all instructions to the Trustee hereunder in writing, signed by the Company’s President, Chairman of the Board or Chief Financial Officer.  In addition, except with respect to its duties under paragraph 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)                                 Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct.  Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”).  The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld.  The Company may participate in such action with its own counsel;

(c)                                  Pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $3,000 (it being expressly understood that the Property shall not be used to pay such fee).  The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date.  The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund.  The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in paragraph 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph);

(d)                                 Provide to the Trustee any letter of intent, agreement in principle or definitive agreement that is executed in connection with a Business Combination, together with a certified copy of a unanimous resolution of the Board of Directors of the Company affirming that such letter of intent, agreement in principle or definitive agreement is in effect; provided, however, that in the event any of the Company’s directors are unable to participate in and approve such Business Combination due to a pre-existing contractual or fiduciary relationship, the Company shall provide the Trustee with a certified copy of a resolution of the remaining members of the Board of Directors of the Company affirming that such letter of intent, agreement in principle or definitive agreement is in effect; and

(e)                                  In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Combination.

3.                                       Limitations of Liability.  The Trustee shall have no responsibility or liability to:

(a)                                  Take any action with respect to the Property, other than as directed in paragraph 1 hereof and the Trustee shall have no liability to any party, including liability for any fee or penalty assessed against the Company for late payment of taxes, except for liability arising out of its own gross negligence or willful misconduct;

(b)                                 Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)                                  Change the investment of any Property, other than in compliance with paragraph 1(c);

(d)                                 Refund any depreciation in principal of any Property;

(e)                                  Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)                                    The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct.  The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons.  The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)                                 Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(h)                                 File income tax or information returns with the United States Internal Revenue Service and payee statements with the Company, documenting the taxes payable by the Company, if any, relating to interest earned on the Property; and

(i)                                     Pay any taxes on behalf of the Trust Account (it being expressly understood that, if there is any income tax obligation relating to the income of the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall disburse funds in an amount specified by the Company, out of the Property in the Trust Account, as owing to each such taxing authority); and

(j)                                     Compute, confirm or otherwise verify amounts requested by the Company pursuant to Paragraph 1(i) above.

4.                                       Trust Account Waiver.  The Trustee has no right, title, interest, or claim of any kind (“Claim”) in or to any monies in the Trust Account, and hereby waives any Claim in or to any monies in the Trust Account it may have in the future, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

5.                                       Termination.  This Agreement shall terminate as follows:

(a)                                  If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee.  At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

(b)                                 At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1 (i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 2(b).

6.                                       Miscellaneous.

(a)                                  The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account.  Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C.  The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons.  Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel.  In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names.  The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b)                                 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.  It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)                                  This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto.  As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d)                                 The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

(e)                                  Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

If to the Trustee, to:

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven G. Nelson
Fax No.:  (212) 509-5150

If to the Company, to:

Oracle Healthcare Acquisition Corp.
200 Greenwich Avenue, 3rd Floor

Greenwich, Connecticut 06830
Attn:  Joel D. Liffmann
Fax No.:  (203) 862-1601

in either case with a copy to:

CRT Capital Group LLC
262 Harbor Drive
Stamford, CT 06902
Attn:  Eric Seal
Fax No.: (203) 569-6890

and

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

Attn:  Floyd I. Wittlin, Esq.

Fax No.: (212) 752-5370

and

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn:  William H. Gump, Esq.

Fax No.: (212) 728-8111

(f)                                    This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Representative.

(g)                                 Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.  The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h)                                 The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY, as Trustee

By:
Name:
Title:

ORACLE HEALTHCARE ACQUISITION CORP.

By:
Name: Joel D. Liffmann
Title: President and Chief Operating Officer

EXHIBIT A

[Letterhead of Company]
[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson

Re:  Trust Account No.  Termination Letter

Gentlemen:

Pursuant to the Investment Management Trust Agreement between Oracle Healthcare Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of           , 2006 (“Trust Agreement’), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with                (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date].  The Company shall notify you at least two business days in advance of the actual date of the consummation of the Business Combination (“Consummation Date”).

Pursuant to Section 2(f) of the Trust Agreement, we are providing you with [an affidavit] [certificate of          ], which verifies the vote of the Company’s stockholders in connection with the Business Combination.  In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that (a) the Business Combination has been consummated and (b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”).  You are hereby directed and authorized to transfer the funds held in the Trust Account, including, but not limited to (a) funds to be delivered to any Public Stockholder that has properly exercised their conversion rights (as described in the Registration Statement), and (b) pursuant to the terms of the Underwriting Agreement, dated as of             , 2006, between the Company and the Representative, the portion of the Property attributable to the deferred underwriters’ fees, immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter.  In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company.  Upon the distribution of all the funds in the Trust

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Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

ORACLE HEALTHCARE ACQUISITION CORP.

By:
Name:
Title:

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EXHIBIT B

(Letterhead of Company)
(Insert date)

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson

Re:  Trust Account No.  Termination Letter

Gentlemen:

Pursuant to the Investment Management Trust Agreement between Oracle Healthcare Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of            , 2006 (“Trust Agreement”), this is to advise you that the Board of Directors of the Company has voted to dissolve and liquidate the Trust Account.  Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

In accordance with the terms of the Trust Agreement, we hereby (a) certify to you that, if applicable, the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met and (b) authorize you, to commence liquidation of the Trust Account.  In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account.  The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable.  You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company.  You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of the funds.  Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours,

ORACLE HEALTHCARE ACQUISITION CORP.

By:
Name:
Title:

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EXHIBIT C

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)

Company:

Oracle Healthcare Acquisition Corp. 200 Greenwich Avenue 3rd Floor Greenwich, Connecticut 06830 Fax No.: (203) 862-1601 Attn: Joel D. Liffmann, President and Chief Operating Officer	(203) 862-7900

Trustee:

Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Attn: Steven G. Nelson, Chairman	(212) 845-3202

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